UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2013

CAMELOT ENTERTAINMENT GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-3078	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

8001 Irvine Center Drive Suite 400 Irvine CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 754 3030

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities

From February 15, 2013 through June 5, 2013, the Company did not issue any shares of its common and/or preferred stock.

On June 6, 2013, the Company cancelled and returned to treasury 14,370,438,116 restricted shares of the Company’s common stock.  The shares, which had originally been issued to affiliates and consultants in February 2013 as part of a contemplated series of transactions that did not come to fruition, were retired and returned to treasury with the books and records of the Company adjusted as a result thereof. Due to this share cancellation, the Company had 5,000,000,000 shares of common stock issued and outstanding and 65,060,486 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.  The total non-restricted shares held, including those non-restricted shares held by affiliates that are not currently available for resale, were 2,126,294,556 (including those held in CEDE).

On June 6, 2013, the Company continued to retire its debt through the issuance of restricted common stock.  Upon the issuance of the restricted common stock, the Company reduced $75,000 of the outstanding debt on its books, which is an amount equal to the total dollar amount of debt being retired.  The Company issued restricted common stock to three entities for services in connection with consulting and other services provided to the Company.  on February 15, 2013,  the Company had 19,000,000,000 shares of common stock issued and outstanding and 65,060,486 preferred shares issued and outstanding in its Class A, B, C, D, E, F and G Convertible Preferred Stock.

On June 6, 2013, a total of three entities converted a total of $75,000 of commercial debt owed to them from the Company as a result of services and other consideration provided to the Company, pursuant to each entity’s respective contractual obligation with the Company, into a total of 750,000,000 restricted shares of the Company’s common stock at $.0001 per share, the closing price of the Company’s common stock on June 6, 2013.  The Company relied on the exemption from registration relating to offerings that do not involve any public offering pursuant to Section 4(2) under the Securities Act of 1933 (the “Act”) and/or Rule 506 of Regulation D promulgated under the Act.  The Company believes that each entity is an “accredited investor” as defined in Rule 501 under Regulation D and had adequate access to information about the Company through its relationship with the Company.

As of June 6, 2013, the total issued and outstanding shares were 5,750,000,000.  The total shares held in street name, also known as CEDE, were 346,746 shares.  The total non-restricted shares held, including those non-restricted shares held by affiliates that are not currently available for resale, were 2,126,294,556 (including those held in CEDE).  There were 3,623,705,444 restricted shares, of which 2,402,219,378 restricted shares were held by affiliates and 1,221,486,066 restricted shares were held by non-affiliates of the Company.  Of the 1,221,486,066 restricted shares held by non-affiliates of the Company, 1,221,486,066, or 100%, of those shares may be eligible for resale if and when applicable exemptions are available to the respective holders.  As of June 6, 2013, there were 230 stockholders of record of the Company’s common stock, representing over 6500 stockholders.  As of June 6, 2013, there were a total of 65,060,486 preferred shares issued and outstanding in the Company’s Class A, B, C, D, E, F and G Convertible Preferred Stock.

Item 8.01	Other Events

As previously reported, the Company has been working toward completing the filing of its annual reports on Form 10-K and the subsequent quarterly reports on Form 10-Q.  The Company continues to be unable to resolve certain items that would have a direct impact on the information required to be disclosed and the Company’s ability to file the report.  These and other factors has created a heavy reporting burden on the Company, requiring management to spend excessive time and effort preparing and reviewing old information instead of focusing on business operations and requiring the Company to spend more money on outside counsel and auditors to help prepare the reports.  Because obtaining certain third-party information required has been not readily available to the Company in part due to circumstances beyond the Company’s control and the unreasonable effort and expense necessitated as a result thereof, the Company will be requesting approval from the Security and Exchange Commission’s (“SEC’s”) Office of Chief Accountant at the Division of Corporate Finance to file a single comprehensive Form 10-K and Form 10-Q reports for only the current year instead of all the individual previous reports, with all of the audited and review information from those previous reports to be included in the comprehensive report.

As a result, the Company now expects to have its 2010 Form 10-K filed during the third quarter of 2013 along with the 2012 Comprehensive Form 10-K and the 2013 quarterly reports.  In the event that the SEC does not approve the Company’s request, the Company may need to secure additional funding and personnel to complete all of the historical  reports.  If the Company is unable to do so, the reports may be delayed further.  Once these reports are filed, the Company expects no further delays in its annual and quarterly reports during the remainder of fiscal year 2013.

The Company was initially delayed in filing these reports due to a number of unforeseen factors that impacted its ability to collect and prepare the required information and audit confirmations from third parties, delays connected with the acquisition, maintenance and divesture of the Liberation Film Library, the availability of certain professionals crucial to the timely completion of the annual and quarterly filings, the availability of funds, the acquisition and location of certain files and documents, operational issues, and the resolution of certain contemplated and filed legal actions by both the Company and by third parties, most of which were related directly and/or indirectly to the Liberation Film Library transaction.  The Company had made recent financial and legal arrangements which management believes should allow it to complete and file the annual and quarterly reports in a timely manner.

In addition to the filings discussed above, the Company is also preparing additional filings to be filed with OTC Markets.  Further, the Company anticipates holding its annual stockholder meeting during the fourth quarter of 2013, with a specific location and specific date and time still to be determined.  During this time, the Company has provided updated company and share information on its website at www.camelotent.com, through these Form 8-K filings and at www.otcmarkets.com.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: June 7, 2013	By:	/s/ Robert P. Atwell
Robert P. Atwell
Chairman